                             Pure Resources, Inc.

                                 Exhibit 10.5
                                 ------------

Form of executive officer letter agreement, dated May 25, 2000 between Pure Resources I, Inc. (formerly named Titan Resources I, Inc.) and each of certain officers

                                                                    Exhibit 10.5
                            Titan Resources I, Inc.
                            500 W. Texas, Suite 200
                             Midland, Texas  79701

                                  May 25, 2000


[See Schedule I attached]
[Address]

Dear [See Schedule I attached]:

     You ("Officer") and Titan Resources I, Inc. ("Resources") are parties to that certain Officer Severance and Retention Bonus Agreement (the "Severance Agreement") dated June 10, 1999, which provides you with certain compensation and benefit arrangements upon a "Change of Control" (as defined in the Severance Agreement) of Resources' parent, Titan Exploration, Inc. ("Titan").

     As you know, Titan has signed an Agreement and Plan of Merger (the "Merger Agreement") dated December 13, 1999 with Union Oil Company of California, Pure Resources, Inc. (formerly Titan Resources Holdings, Inc.) (the "Company") and TRH, Inc., pursuant to which Titan will become a wholly-owned subsidiary of the Company. The transactions contemplated in the Merger Agreement (the "Merger") will constitute a "Change of Control" under the Severance Agreement. You are willing to enter into this letter agreement in order to resolve any uncertainties and ensure that you receive the Payment (as defined below) at the closing of the Merger.

     In consideration the promises, covenants and obligations contained herein, notwithstanding anything to the contrary in the Severance Agreement, Officer and Resources agree as follows:

     1.   Payment and Release.  On the closing date of the Merger, if it occurs:

     (a) Officer shall execute and deliver to Resources the General Release attached hereto as Exhibit A and the Confidentiality and Non-Compete Agreement attached hereto as Exhibit B; and

     (b) In consideration of Officer's execution of the General Release and the Confidentiality and Non-Compete Agreement, Resources shall pay to Officer [See
Schedule I attached] (the "Payment"), which shall constitute the "Payment" as that term is used in the General Release, on or after the eighth day following Officer's execution of the General Release and Confidentiality and Non-Compete Agreement. Notwithstanding the foregoing, in the event Officer has any outstanding indebtedness (the "Indebtedness") to Resources or Titan on the closing date of the Merger, the Payment shall be paid as follows:

          (i) to Resources, upon execution of the General Release, to remit any estimated federal income and excise taxes and any related payroll tax obligations of Officer as a result of the Payment;

[See Schedule I attached]
May 25, 2000
Page 2

          (ii)  to Titan, to the extent necessary, to repay the Indebtedness;
                and

          (iii) after the repayment of the Indebtedness referred to in clause
                (ii) above, the remaining portion of the Payment, if any, will be paid to Officer.

     (c) Officer agrees that he or she has had at least 21 days to consider whether to accept the terms of this Letter Agreement.

     2. No Consummation of Merger. If the stockholders of Titan approve the Merger Agreement and the Merger is consummated, a "Change of Control" under the Severance Agreement will occur. Officer agrees that in the event the Merger does not occur, neither the execution of the Merger Agreement nor the approval of the Merger Agreement by the Titan stockholders shall constitute a "Change of Control" under the Severance Agreement or otherwise entitle the Officer to any other benefit thereunder.

     3. Termination of Severance Agreement. If the Merger is consummated, then, except as provided in paragraph 3 of the General Release, Officer agrees that the Severance Agreement shall terminate effective seven days after Officer executes the General Release.

     4. Entire Agreement/Severability. This letter agreement and the Severance Agreement constitute the entire agreement between the parties with respect to the subject matter hereto and may not be modified or amended in any way except as agreed in writing by both parties. In the event that any of the provisions contained in this letter agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining portions of this letter agreement shall continue in full force and effect.

     5. Binding Agreement; Assignment. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. Neither this letter agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

     6. Third Party Rights. Except for Titan, which the parties expressly agree is a third party beneficiary with respect to this letter agreement, nothing in this letter agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this letter agreement.

     Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and Resources.

[See Schedule I attached]
May 25, 2000
Page 3
                                            Very truly yours,

                                            TITAN RESOURCES I, INC.


                                            By:/s/ Jack Hightower*
                                               -------------------------
                                               Name: Jack Hightower
                                               Title: President


Accepted and agreed as of                   [*Note: agreement of Jack Hightower
the date first written above:                 was signed on behalf of Titan
                                              Resources I, Inc. by William
                                              White, Vice President]

/s/ [See Schedule I attached]
-----------------------------
[See Schedule I attached]

                                                                       EXHIBIT A
                                                                       ---------

                                 GENERAL RELEASE AGREEMENT
                                 -------------------------

1. GENERAL RELEASE OF CLAIMS UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of that portion of the payment (the "Payment") to be made to me pursuant to the Letter Agreement to which this General Release is attached which relates to the Officer Severance and Retention Bonus Agreement (the "Agreement"), I hereby release, acquit, and forever discharge (i) Titan Resources I, Inc. and any parent, subsidiary, affiliated entity, successors or assigns (the "Company"), and (ii) the stockholders, officers, directors, employees, agents, representatives, and fiduciaries of the Company (collectively the "Released Parties"), from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them arising under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further in consideration of the Payment, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

     I understand that I may revoke my acceptance of paragraph 1 of this General Release by so notifying the Company within seven days of the date I execute this General Release. I further understand that if I do not timely revoke my acceptance of paragraph 1, paragraph 1 of this General Release is final and binding, and I agree not to challenge its enforceability. If I do challenge its enforceability, I agree initially to tender to the Company the Payment, and invite the Company to retain such money and agree with me to cancel this General Release. In the event the Company accepts my offer, the Company shall retain such money and paragraph 1 of this General Release will be void.
In the event the Company does not accept my offer, the Company shall place such money in an escrow account pending the resolution of any dispute as to whether paragraph 1 of this General Release shall be set aside and/or otherwise rendered unenforceable.

2. GENERAL RELEASE OF CLAIMS OTHER THAN UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of the Payment to be made to me, I hereby release, acquit, and forever discharge (i) the Company, and (ii) the Released Parties, from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them connected in any way to the Agreement or any claim for benefits under the Agreement (other than as described in paragraph 3 below), or my employment, continuation of employment, or, if applicable, termination of employment with any of the Released Parties, or with any other act, conduct, or omission of any of the Released Parties, including but not limited to claims arising under any federal, state, or local laws relating to the employment relationship, other than claims, liabilities, demands, and causes of action under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further in consideration of the Payment to be made to me, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

3. NO RELEASE OF COMPANY'S OBLIGATION TO MAKE TAX GROSS-UP PAYMENT UNDER THE AGREEMENT. Any provision of this General Release or the Letter Agreement between the Company and myself dated of even date herewith to the contrary notwithstanding, my execution of this General Release does not constitute a release of the Company's obligation under the Agreement to make additional payments to me if it shall be determined that I am subject to additional excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of any payments made or benefits provided to me pursuant to the Agreement (or the Letter Agreement) or otherwise in connection with a Change of Control (as defined in the Agreement).

     I understand that I may not revoke my acceptance of paragraph 2 of this General Release and that it is binding upon me whether or not I revoke my acceptance of paragraph 1 of this General Release.

     I have read and fully understand all of the provisions of this General Release. I acknowledge that none of the Released Parties has made any promise or representation to me in consideration for my agreement to execute this General Release that is not set out in this General Release, and that in executing this General Release I am not relying on any such promise or representation but instead am relying solely on my own judgment. I further acknowledge that my execution of this General Release is knowing and voluntary, that I have had a reasonable time to consider its terms, and that I have been advised to consult with an attorney about this General Release.


Date signed:  May 25, 2000              /s/ [See Schedule I]
                                        ---------------------------------------
                                        Signature of [See Schedule I attached]


Date signed:  May 25, 2000              /s/ [witness]
                                        ---------------------------------------
                                        Witness

                                                                       EXHIBIT B
                                                                       ---------

                   CONFIDENTIALITY AND NON-COMPETE AGREEMENT

     This CONFIDENTIALITY AND NON-COMPETE AGREEMENT (the "Agreement") is made by and between Pure Resources, Inc., Titan Exploration, Inc., and Titan Resources I, Inc., (collectively, along with its or their subsidiaries, successors, and assigns, the "Related Parties"), and [See Schedule I attached] ("Employee").

     WHEREAS, pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated December 13, 1999, by and among Union Oil Company of California, Pure Resources, Inc. ("Pure"), TRH, Inc. ("TRH"), and Titan Exploration, Inc. ("Titan"), TRH will be merged with and into Titan, which will be the surviving corporation and become a wholly-owned subsidiary of Pure; and

     WHEREAS, Titan Resources I, Inc. ("Employer"), a wholly-owned subsidiary of Titan, currently employs and desires to continue to employ Employee after the consummation of the transactions contemplated by the Merger Agreement, and Employee desires to continue his employment with Employer;

     WHEREAS, Employee acknowledges that, as a result of the consummation of the transactions contemplated by the Merger Agreement, he will become privy to various business opportunities, economic and trade secrets, and confidential and proprietary business information of the Related Parties, his knowledge of and access to which are essential to the performance of his job duties;

     NOW, THEREFORE, in consideration of Employee's access to various business opportunities, economic and trade secrets, and confidential and proprietary business information of the Related Parties, and the letter agreement between Employee and Employer of even date herewith, the Related Parties and Employee, intending to be legally bound, agree as follows:

     1.   Contingency of Agreement; Effective Date of Agreement.  This Agreement
          -----------------------------------------------------
will become effective on the date of consummation of the transactions contemplated by the Merger Agreement (the "merger") and shall be contingent upon the consummation of the merger (the "Effective Date").

     2.   Business Opportunities and Intellectual Property.
          ------------------------------------------------

     (a) Employee shall promptly disclose to Employer, its successors, assigns, or designees, all "Business Opportunities" and "Intellectual Property" (as defined below).

     (b) Employee hereby assigns and agrees to assign to Employer, its successors, assigns, or designees, all of Employee's right, title, and interest in and to all Business Opportunities and Intellectual Property, and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Related Parties.

     (c) For purposes hereof "Business Opportunities" shall mean all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by Employee during any period that Employee is or was employed by Employer or one of the other Related Parties (the "Employment Term") or originated by any third party and brought to the attention of Employee, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

     (d) For purposes hereof "Intellectual Property" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which Employee discovers, conceives, invents, creates, or develops, alone or with others, during any Employment Term, if such discovery, conception, invention, creation, or development (i) occurs or occurred in the course of Employee's employment with Employer or one of the other Related Parties, (ii) occurs or occurred with the use of any of the Related Parties' time, materials, or facilities, or (iii) in the opinion of the Board of Directors of Employer, relates or pertains in any way to Employer's or one of the other Related Parties' purposes, activities, or affairs.

     3.   Non-Compete Obligations During Employment Term.  Employee agrees that
          ----------------------------------------------
during any Employment Term, Employee will not, other than through Employer or one of the other Related Parties, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided that this Section 3 shall not apply to personal oil and gas investments owned by Employee, his family members, or his controlled affiliates as of the date this Agreement is executed and of which Employer is aware.

     4.   Confidentiality Obligations.
          ---------------------------

     (a) Employee hereby acknowledges that all trade secrets and confidential and proprietary business information of the Related Parties (collectively referred to herein as "Confidential Information") constitutes valuable, special and unique assets of the Related Parties' business, and that access to and knowledge of such Confidential Information is essential to the performance of Employee's job duties. Employee agrees that during any Employment Term and during the two-year period following the date of termination of Employee's employment with Employer or one of the other Related Parties (the "Termination Date"), Employee will hold the Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Related Parties and their respective officers, directors and employees or otherwise in proper performance of Employee's job duties, any Confidential Information or use any

Confidential Information for Employee's own personal benefit or for the benefit of anyone other than the Related Parties.

     (b) For purposes of this Section 4, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Related Parties relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Related Parties, whether oral or in written form in a "Related Parties' Business Records" (as defined in Section 6 below), but shall exclude any information which has become part of the common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement) and provided further that this Section 4 shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved and after prior notice to the Related Parties.

     5.   Post Employment Non-Compete And Non-Solicitation Obligations.
          ------------------------------------------------------------

     (a) Employee agrees that during the two-year period following the Termination Date, he will not compete, either directly or indirectly with any of the Related Parties for any acquisition, prospect, or project that any of the Related Parties was pursuing prior to the Termination Date.

     (b) Employee agrees that during the two-year period following the Termination Date, he will not solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to (i) terminate his or her employment by, or contractual relationship with, such person, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for such person, (iv) become employed by or to enter into contractual relations with any persons other than such person, or (v) enter into a relationship with a competitor of any of the Related Parties.

     6 .  Business Records.
          ----------------

     (a) Employee agrees to promptly deliver to Employer or its designee, upon termination of his employment by Employer or any of the Related Parties, or at any other time when any of the Related Parties so requests, all documents relating to the business of the Related Parties, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Related Parties (collectively, the "Related Parties' Business Records"), and all copies thereof and therefrom.

     (b) Employee confirms that all of the Related Parties' Business Records (and all copies thereof and therefrom) which are required to be delivered to Employer or its designee pursuant to this Section constitute the exclusive property of Employer and the other Related Parties.

     (c) The obligation of confidentiality set forth in Section 4 shall continue notwithstanding Employee's delivery of any such documents to Employer and its designee.

     (d) Notwithstanding the foregoing provisions of this Section 6 or any other provision of this Agreement, Employee shall be entitled to retain any written materials received by Employee in the capacity as a shareholder of Pure.

     7.   Miscellaneous.
          -------------

     (a) The invalidity or non-enforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect or of any other provision of this Agreement. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

     (b) Employee acknowledges that the Related Parties' remedy at law for any breach of the provisions of this Agreement is and will be insufficient and inadequate and that the Related Parties shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Related Parties may have at law.

     (c) The existence of any claim or cause of action of Employee against any of the Related Parties or any officer, director, or shareholder of any of the other Related Parties, whether predicated on Employee's employment or otherwise, shall not constitute a defense to the enforcement by any of the Related Parties of the covenants of Employee contained in this Agreement. In addition, the provisions of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding the termination of Employee's employment with Employer or any of the other Related Parties for any reason.

     (d)  The parties to this Agreement agree that the limitations contained in
Section 5 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in Section 5 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

     (e) This Agreement may be assigned or transferred by any of the Related Parties, and shall inure to the benefit of the successors and assigns of any of the Related Parties.

     (f) This Agreement is not intended to be and does not constitute a contract or promise of employment or continued employment for any specified term or other than at will.

     (g) This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

     (h) This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.



                  (Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts on the 25th day of May, 2000.

                             PURE RESOURCES, INC.


                              By:__________________________________________
                                 Name:_____________________________________
                                 Title:____________________________________

                              TITAN EXPLORATION, INC.


                              By:__________________________________________
                                 Name:_____________________________________
                                 Title:____________________________________


                              TITAN RESOURCES I, INC.


                              By:__________________________________________
                                 Name:_____________________________________
                                 Title:____________________________________

                              EMPLOYEE


                              __________________________________________
                              [See Schedule I attached]

                                  Schedule I

Name of Officer                     Payment Amount
---------------                     --------------

John L. Benfatti                     $  493,815.00
Dan P. Colwell                       $  660,000.00
Jack D. Hightower                    $1,200,000.00
Darin Holderness                     $  530,887.39
Thomas H. Moore                      $  660,000.00
Susan D. Rowland                     $  515,432.38
George G. Staley                     $  975,000.00
William K. White                     $  783,750.00
Rodney L. Woodard                    $  660,000.00